UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 4, 2011

Rockwell Collins, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16445	52-2314475
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

400 Collins Road NE, Cedar Rapids, Iowa	52498
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 295-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Company’s 2011 Annual Meeting of Shareowners on February 4, 2011, of the 155,083,899 shares outstanding and entitled to vote, 134,242,758 shares were represented, constituting a quorum.  The final results for each of the matters submitted to a vote of shareowners at the Annual Meeting are as follows:

Proposal No. 1:  All of the board’s nominees for director were elected to serve until the Company’s 2014 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Against	Broker Non-Votes
C. A. Davis	108,559,237	3,740,328	21,943,192
R. E. Eberhart	109,140,644	3,158,921	21,943,192
D. Lilley	108,673,633	3,625,932	21,943,192

Proposal No. 2:  The shareowners approved, on an advisory (non-binding) basis, the compensation of certain executive officers and related disclosures, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
106,967,141	3,881,730	1,450,693	21,943,192

Proposal No. 3:  The shareowners voted, on an advisory (non-binding) basis, for frequency of the holding of an advisory (non-binding) vote on executive compensation as set forth in the table below:

Every Year	Every Two Years	Every Three Years	Abstain/Broker Non-Votes
67,191,635	2,787,694	40,088,001	24,175,426

Proposal No.4:  The appointment of Deloitte & Touche LLP as the Company’s auditors for fiscal 2011 was ratified by the shareowners, by the votes set forth in the table below:

For	Against	Abstain
131,772,907	1,692,804	777,046

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROCKWELL COLLINS, INC.
(Registrant)

Dated: February 9, 2011	By /s/ Gary R. Chadick
Gary R. Chadick
Senior Vice President,
General Counsel and Secretary